Exhibit 10.7

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of [            ], 2014 (this “Agreement”), is by and between SHELL MIDSTREAM PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), and SHELL PIPELINE COMPANY LP, a Delaware limited partnership (“SPLC”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties have entered into that certain Contribution Agreement, dated as of the date hereof, pursuant to which SPLC has agreed to contribute to the Partnership a certain ownership interest in Bengal (as defined below); and

WHEREAS, the Parties desire to set forth their understanding with respect to certain matters related to the governance of Bengal and the transfer by SPLC of the SPLC Ownership Interest (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Bengal” means Bengal Pipeline Company LLC, a Delaware limited liability company.

“Bengal Board of Managers” means the board of managers of Bengal, as described in the limited liability company agreement of Bengal, as amended from time to time.

“Closing Date” has the meaning set forth in the Partnership Agreement.

“Effective Time” means immediately prior to the closing of the Initial Public Offering.

“General Partner” means Shell Midstream Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership.

“Initial Public Offering” has the meaning set forth in the Partnership Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, as the same may be hereafter amended and/or restated.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“SPLC Ownership Interest” means the ownership interests in Bengal retained or owned by SPLC following the Closing Date, including such additional ownership interests as are acquired by SPLC after the Closing Date as described in Section 2.3.

ARTICLE II

VOTING MATTERS

2.1 Voting. During the term of this Agreement, at every meeting of the holders of ownership interests in Bengal that is called for any reason, and at every adjournment or postponement thereof, and on every action or approval by written consent of holders of ownership interests in Bengal with respect to any matter, SPLC shall vote the SPLC Ownership Interest in Bengal (or, if applicable, act by written consent) as directed by the Partnership.

2.2 Irrevocable Proxy. During the term of this Agreement, SPLC hereby appoints the Partnership and any designee of the Partnership, and each of them individually, as SPLC’s proxies, with full power of substitution and resubstitution, to vote or, if applicable, act by written consent with respect to the SPLC Ownership Interest in accordance with Section 2.1. This proxy is given to secure the performance of the duties of SPLC under this Agreement. SPLC shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy granted by SPLC shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by SPLC with respect to the SPLC Ownership Interest. The proxy granted by SPLC hereunder shall terminate automatically upon the termination of this Agreement with respect to SPLC without any action on the part of any Party.

2.3 Adjustments upon Acquisitions, Changes in Capitalization, Etc. In the event of (a) any change in the SPLC Ownership Interest by reason of a dividend, subdivision, reclassification, recapitalization, split, combination, merger, exchange of ownership interests or other similar event or transaction or any other change in the structure of Bengal (including the declaration or payment of an extraordinary dividend of cash, securities or other property) or (b) any other acquisition by SPLC of any ownership interests in Bengal, in either case, this Agreement and the obligations hereunder shall attach to any additional ownership interests of Bengal issued to or acquired by SPLC.

2.4 Designees. SPLC and the Partnership agree, to the fullest extent permitted by applicable law, to designate a single representative to the Bengal Board of Managers on behalf of both SPLC and the Partnership. Such representative shall have the power to vote in any actions of the Bengal Board of Managers (including with respect to the establishment of cash reserves of Bengal) based on the aggregate ownership interests of both SPLC and the Partnership.

2.5 Restrictions on Other Agreements. SPLC shall not, and SPLC shall cause its affiliates not to, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to the matters governed hereby other than this Agreement or any other agreements entered into with the Partnership or its successors and assigns (whether or not such proxy, voting trust, agreement or arrangements are with other holders of ownership interests of Bengal that are not parties to this Agreement or otherwise).

ARTICLE III

TRANSFER RESTRICTIONS

3.1 Transfer Restrictions. SPLC shall not sell, transfer, assign, pledge or otherwise dispose of or encumber (whether with or without consideration and whether voluntarily or involuntarily or by operation of law or otherwise) any interest in any SPLC Ownership Interest in Bengal, whether now owned or hereafter acquired unless, prior to such transaction, (a) the General Partner determines, in its sole discretion, that, after giving effect to such sale, transfer, assignment, pledge, disposition or encumbrance, the Partnership would (i) have sufficient voting power over Bengal such that any cash reserves by Bengal that would reduce the amount of cash distributed by Bengal would require the Partnership’s approval and (ii) be deemed to control Bengal for purposes of the Investment Company Act or (b) the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as SPLC with respect to such transferred SPLC Ownership Interest.

ARTICLE IV

EFFECTIVENESS

4.1 Effectiveness. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of this Agreement shall be operative or have any effect until the Effective Time, at which time all such applicable provisions shall be effective and operative in without further action by any Party.

ARTICLE V

MISCELLANEOUS

5.1 Notice. All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five business days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally-recognized overnight express mail service such as FedEx, UPS, or DHL Worldwide, one Business Day after deposit therewith is prepaid; or (d) if by e-mail, one business day after delivery with receipt is confirmed. All notices will be addressed to the Parties at the respective addresses as follows.

If to SPLC:

Shell Pipeline Company LP

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

Attn: Assistant General Counsel–Downstream Americas

Facsimile: (713) 241-6161

If to the Partnership:

Shell Midstream Partners, L.P.

c/o Shell Midstream Partners GP LLC, its general partner

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

Attn: General Counsel

Facsimile: (713) 241-6161

5.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

5.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies, and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

5.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

5.6 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (a) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (b) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN

THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

5.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

5.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

5.9 Integration. This Agreement and the instruments referenced herein and in the exhibits attached hereto supersede all previous understandings or agreements among the parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

5.10 Termination of Agreement. This Agreement may be terminated by the written agreement of all of the Parties.

5.11 Further Assurances. In connection with this Agreement and all matters contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Time.

SHELL PIPELINE COMPANY LP

By:	Shell Pipeline GP LLC,
its general partner

By:
Name:
Title:

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:
Name:
Title:

Signature Page to Voting Agreement